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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 5, 2001


                          Snyder Communications, Inc.
            (Exact name of registrant as specified in its charter)

                Delaware                      1-12145           52-1983617
---------------------------------------   ---------------   ------------------
      (State or other jurisdiction          (Commission        (IRS Employer
            of incorporation               File Number)     Identification No.)


            6903 Rockledge Drive, Bethesda, MD                     20817
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         (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code:    (301) 468-1010
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Item 5.   Other Events.

          On February 5, 2001, Havas Advertising ("Havas"), HAS Acquisition II Corporation ("Merger Subsidiary") and Snyder Communications, Inc. ("Snyder") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Subsidiary will be merged with and into Snyder, with Snyder surviving as a subsidiary of Havas (the "Merger"). Under the Merger, Havas will acquire all of the tracking stock of Circle.com, the Internet professional services business unit of Snyder, in exchange for Havas American Depositary Shares. A copy of the Merger Agreement is included herein as Exhibit 2.1.

          The consummation of the Merger is subject to certain conditions, including approval by the stockholders of each of Snyder and Havas and receipt of all required regulatory approvals.

          A copy of the press release of Snyder and Havas with respect to the Merger is included herein as Exhibit 99.1. The information set forth in such press release is incorporated herein by reference.

          The foregoing descriptions of and references to all of the above-mentioned documents are qualified in their entirety by reference to the completed texts of the agreements and documents which are filed herewith as Exhibits to this Current Report on Form 8-K, and which texts are incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

Exhibit No.                        Exhibit

2.1 Agreement and Plan of Merger, dated as of February 5, 2001, by and between Havas Advertising, HAS Acquisition II Corporation and Snyder Communications, Inc.

99.1                               Press Release dated February 5, 2001
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SNYDER COMMUNICATIONS, INC.

Date:  February 9, 2001             By: /s/ Jacques Herail
                                        --------------------
                                        Jacques Herail
                                        Chief Financial Officer, Senior Vice
                                           President and Treasurer
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                                 Exhibit Index

Exhibit No.                        Exhibit

2.1 Agreement and Plan of Merger, dated as of February 5, 2001, by and between Havas Advertising, HAS Acquisition II Corporation and Snyder Communications, Inc.

99.1                               Press Release dated February 5, 2001